NEWS RELEASE
TSX: SCY
May 30, 2017
NR 17-3
www.scandiummining.com

SCY AND LYCOPODIUM SIGN EPCM CONTRACT FOR NYNGAN
SCANDIUM PROJECT

Reno, Nevada, May 30, 2017 – Scandium International Mining Corp. (TSX:SCY) (“Scandium International” or the “Company”) is pleased to announce that its subsidiary company, EMC Metals Australia Pty Ltd has signed an Engineering, Procurement and Construction Management (“EPCM”) contract with Lycopodium Minerals Pty Ltd (“Lycopodium”), to build the Nyngan Scandium Project in New South Wales, Australia. The EPCM contract also provides for start-up and commissioning services.

HIGHLIGHTS:

  EPCM contract executed for Nyngan Project,
  Continuity maintained - Lycopodium authored project feasibility study (2016),
  Contract also provides for commissioning and start-up services,
  Contract terms include performance incentives to Lycopodium,
  Notice to Proceed feature gives SCY an immediate trigger, when ready, to start construction, and
  EPCM cost estimate is consistent with 2016 project feasibility study.

The EPCM contract (“the Contract”) appoints Lycopodium (Brisbane, QLD, Australia) to manage all aspects of project construction. Lycopodium is the principal engineering firm that delivered the latest NI 43-101 technical report on the Project, titled “Feasibility Study-Nyngan Scandium Project”, filed on SEDAR on May 4, 2016. Lycopodium’s continued involvement in project construction and commissioning ensures valuable technical and management continuity for the project during the construction and start-up of the project.

DISCUSSION:
The EPCM contract with Lycopodium consists of two phases: Phase I is pre-notice to proceed (‘NTP’), and Phase II is full-NTP. Phase I is a cost-reimbursable period that allows SCY full access to Lycopodium’s services and the EPCM team for specific tasks and advance work on long-lead items. Phase II will be initiated with a formal NTP, fully at SCY’s discretion, with project funding in place, and will activate the Contract and services as agreed in the scope of work.

Post-NTP, the Contract is cost-reimbursable for labor and other costs, and specifies fixed price components for labor rates, corporate overhead and profit margins (“Fee”), and firm scope (hours) for all EPCM services. A portion (50%) of the Fee is adjustable, based on measured performance on four specified parameters: overall project capital cost performance, schedule performance, safety performance and the overall assessment of Lycopodium’s performance by Scandium International. There is also a provision in the Contract to establish a Fee incentive for Lycopodium based on the ramp-up of the Project’s production levels, post completion.

Lycopodium has been awarded the majority of the services in this Contract scope, including project management, engineering design and management, procurement services, contracting services, construction management and commissioning. SCY has specified that Knight Piesold Consulting (Brisbane, QLD, Australia) will perform water, earthworks, and tailings systems engineering and design. Knight Piesold were the engineers on these components in the Nyngan DFS as well.

The Nyngan Scandium project has now received its’ key environmental and mining permits required to construct the mine, as designed. Construction and development of the Project remains subject to project financing.

George Putnam, CEO of Scandium International Mining Corp. commented:

“We are very pleased to complete negotiations and execute this EPCM contract with Lycopodium. This Contract allows technical and management continuity from the Project Feasibility Study through the engineering and construction phase, and into commissioning and ramp up. We know this engineering team, we work well with them, and they know our project. This represents a major de-risking of the project through construction and into operation.”

Andy Greig, Director of Scandium International Mining Corp. commented:

“These commercial terms represent ‘best practice’ for an engineering-construction project. Lycopodium’s commercial outcome is tied directly to the overall project outcome and the value delivered to SCY’s shareholders. Lycopodium has put a large part of its Fee (profit) at risk and is backing its team to meet – and exceed – project goals relative to capital cost, schedule, safety, overall performance and the production ramp-up timetable. This is the essence of owner-contractor commercial alignment”.

Rod Leonard, Managing Director of Lycopodium Minerals Pty Ltd commented:

“We are excited to continue our collaborative relationship with Scandium International, moving now from the feasibility study work into the project execution phase. Lycopodium look forward to developing the Nyngan Scandium Project through design, construction, commissioning and ramp-up to commercial production, in accordance with project goals that have been established jointly with Scandium International.”

QUALIFIED PERSONS AND NI 43-101 TECHNICAL REPORT

Willem Duyvesteyn, MSc, AIME, CIM, a Director and CTO of the Company, is a qualified person for the purposes of NI 43-101 and has reviewed and approved the technical content of this press release on behalf of the Company.

ABOUT SCANDIUM INTERNATIONAL MINING CORP.

The Company is focused on developing the Nyngan Scandium Project into the world’s first scandium-only producing mine. The Company owns an 80% interest in both the Nyngan Scandium Project, and the adjacent Honeybugle Scandium Property, in New South Wales, Australia, and is manager of both projects. Our joint venture partner, Scandium Investments LLC, owns the remaining 20% in both projects, along with an option to convert those direct project interests into SCY common shares, based on market value, by mid-June 2017.

The Company filed a NI 43-101 technical report in May 2016, titled “Feasibility Study – Nyngan Scandium Project”. That feasibility study delivered an expanded scandium resource, a first reserve figure, and an estimated 33.1% IRR on the project, supported by extensive metallurgical test work and an independent, 10-year global marketing outlook for scandium demand.

ABOUT LYCOPODIUM MINERALS PTY LTD

Lycopodium Minerals Pty Ltd is a subsidiary of parent company Lycopodium Limited (ASX: LYL), an Australian headquartered engineering and project management consultancy which provides a complete range of services for the evaluation, development, implementation and optimisation of projects across a broad range of industries.

Lycopodium Limited is headquartered in Perth, Western Australia, with offices in Melbourne, Brisbane, Newcastle, Cape Town, Manila and Toronto. Please visit www.lycopodium.com.au for more information.

For inquiries to Scandium International Mining Corp, please contact:

George Putnam, President and CEO
Tel: 925-208-1775
Email: info@scandiummining.com

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to statements regarding any future development of the project. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation risks related to uncertainty in the demand for Scandium and pricing assumptions; uncertainties related to raising sufficient financing to fund the project in a timely manner and on acceptable terms; changes in planned work resulting from logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the estimation of Scandium reserves and resources; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates may not be achieved; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; risks related to projected project economics, recovery rates, and estimated NPV and anticipated IRR and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities.

Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change.